EXHIBIT 5.1

Stikeman Elliott LLP    Barristers & Solicitors
Suite 1700, Park Place, 666 Burrard Street, Vancouver, B.C., Canada  V6C 2X8
Tel: (604) 631-1300    Fax: (604) 681-1825    www.stikeman.com

October 17, 20112
Board of Directors Midway Gold Corp. 8310 South Valley Highway, Suite 280 Englewood, Colorado 80112, U.S.A.

Dear Sirs/Mesdames:

Re:	Midway Gold Corp. (the "Company")
Registration Statement on Form S-3 dated October 17, 2012 (the "Registration Statement")

We have acted as special British Columbia counsel for the Company, a British Columbia company.  We are furnishing this opinion at your request in connection with the Company's registration statement on Form S-3 to be filed on the date hereof with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act").  The Registration Statement registers the issuance and sale of up to US$90,000,000 of the Company's common shares without par value (the "Shares"), common share purchase warrants (the "Warrants"), or any combination thereof (the "Units", and together with the Shares and Warrants, the "Securities").

The Registration Statement includes a prospectus (the "Prospectus") which provides that it will be supplemented in the future by one or more prospectus supplements to the Prospectus (each, a "Prospectus Supplement").  The Warrants may be issued under one or more warrant indentures (each, a "Warrant Indenture") between the Company and a trust company to be identified therein as the warrant trustee (each, a "Warrant Trustee").  The Units may be issued under one or more unit agreements (each a "Unit Agreement") between the Company and a unit agent to be identified therein (each, a "Unit Agent").  Warrant Indentures and Unit Agreements are referred to herein collectively as "Governing Documents".

In connection with this opinion, we have examined the Registration Statement and the Prospectus, and such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are qualified to carry on the practice of law in the Province of British Columbia.  Our opinion below is expressed only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein; we express no opinion with respect to the laws of any other jurisdiction.

VANCOUVER

CALGARY

TORONTO

MONTREAL

OTTAWA

NEW YORK

LONDON

SYDNEY

Assumptions

Our opinions expressed herein are based on the following assumptions:

(a)
the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act and such effectiveness will not have been terminated or rescinded,

(b)	an appropriate Prospectus Supplement with respect to the offered Securities will have been prepared and filed in compliance with the Act and the applicable rules and regulations thereunder,

(c)
all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement,

(d)
if the offered Securities are to be sold pursuant to a definitive purchase, subscription, underwriting or similar agreement, such agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto,

(e)
at the time of any offering or sale of any Shares or any Warrants exercisable, exchangeable or convertible into Shares or any Units comprised of Shares, in whole or in part, and as of the date of the issuance of any Shares issuable upon exercise of any Warrants, there will be sufficient Shares authorized and unissued under the Company’s then operative constating documents and not otherwise reserved for issuance,

(f)	any Shares issuable upon exercise of offered Warrants will have been duly authorized, created and reserved for issuance upon such exercise,

(g)
at the time of the issuance of any of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation and has the necessary corporate power and authority to issue such Securities and to execute and deliver any applicable Governing Document,

(h)
any applicable Governing Document will have been duly authorized, executed and delivered by the Warrant Trustee or Unit Agent and other parties thereto (other than the Company), as applicable, and constitutes legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with its terms,

(i)	any Warrant Indenture or Unit Agreement are governed by British Columbia law,

(j)
the terms of the offered Securities and of their issuance and sale have been duly established in conformity with the Company's constating documents, and so as not to violate any applicable law or Governing Document, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Trustee or Unit Agent, as applicable,

(k)
the Board of Directors will have taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the issuance and terms of the offered Securities, the consideration to be received therefor, the applicable Governing Documents, if any, and the execution thereof, and related matters (the "Authorization"),

(l)
the Company will have received the agreed upon consideration for the issuance of the offered Securities and such Securities will have been delivered by or on behalf of the Company against payment therefor, and

(m)
the offered Securities will have been duly authorized, established, certificated, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Company's constating documents, applicable law, applicable Governing Documents, if any, and the Authorization

Opinions

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

1.
The Shares offered by the Company under the Registration Statement, when issued and sold or otherwise distributed in accordance with the provisions of the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and non-assessable.

2.
The Warrants offered by the Company under the Registration Statement, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Indenture, if any, and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.
The Units offered by the Company under the Registration Statement, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Unit Agreement, if any, and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Qualifications

The opinions as to enforceability of the Warrants and Units expressed above are subject to the following qualifications:

1.
the enforceability of any agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally,

2.
the enforceability of the obligations or a party under any agreement is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including, without limitation:

(a)	concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement,

(b)	the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction,

(c)	the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgment, and

(d)	the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence,

3.	no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement,

4.	no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing,

5.	no opinion is given with respect to rights to indemnity and contribution,

6.
a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto,

7.	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably, and

8.	public policy considerations which may limit the rights of parties to obtain remedies.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm on the cover page and under the caption "Legal Matters" in the Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

"Stikeman Elliott LLP"